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                             NOTE PURCHASE AGREEMENT
         (VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTES, SERIES 2000-1)


                                      among


                            RENTAL CAR FINANCE CORP.,
                                   as Seller,


                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                               as Master Servicer,


             THE CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,


            THE COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,


               THE MANAGING AGENTS FROM TIME TO TIME PARTY HERETO,


                                       and


                                  BANK ONE, NA,
                             as Administrative Agent


                          dated as of December 15, 2000




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                                 TABLE OF CONTENTS

                                                                            Page


ARTICLE I. DEFINITIONS.........................................................2

         Section 1.01 Certain Defined Terms....................................2
         Section 1.02 Other Definitional Provisions............................7

ARTICLE II. PURCHASES; PAYMENTS................................................7

         Section 2.01 Advances.................................................7
         Section 2.02 Advance Procedures.......................................8
         Section 2.03 Extension of Expiration Date.............................9
         Section 2.04 Reduction or Increase of Series 2000-1 Maximum Invested
                      Amount or Group Funding Limits; Decreases...............10
         Section 2.05 Calculation of Series 2000-1 Interest Amount, Fees......11
         Section 2.06 Notification as to Purchasers, Certificate Rates,
                      Liquidity Puts and CP Disruption Events.................12

ARTICLE III. CLOSING..........................................................12

         Section 3.01 Closing.................................................13
         Section 3.02 Transactions Effected at the Closing....................13

ARTICLE IV. CONDITIONS PRECEDENT..............................................13

         Section 4.01 Conditions Precedent to the Initial Advance.............13
         Section 4.02 Conditions Precedent to All Advances....................14

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF RCFC.............................15

         Section 5.01 Base Indenture..........................................15
         Section 5.02 Authority, etc..........................................15
         Section 5.03 Series 2000-1 Notes.....................................16
         Section 5.04 Litigation..............................................16
         Section 5.05 The Collateral..........................................16
         Section 5.06 Taxes, etc..............................................16
         Section 5.07 Authorization...........................................17
         Section 5.08 Financial Condition of RCFC.............................17
         Section 5.09 Use of Proceeds.........................................17
         Section 5.10 Securities Act..........................................17
         Section 5.11 Investment Company Act..................................17
         Section 5.12 Full Disclosure.........................................17
         Section 5.13 Amortization Events.....................................17
         Section 5.14 Related Documents.......................................17

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF DTAG............................17

         Section 6.01 Master Lease............................................18
         Section 6.02 Authority, etc..........................................18

         Section 6.03 Litigation..............................................18
         Section 6.04 Taxes, etc..............................................19
         Section 6.05 Financial Condition of DTAG.............................19
         Section 6.06 Full Disclosure.........................................19

ARTICLE VII. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ADMINISTRATIVE
                    AGENT, THE MANAGING AGENTS AND THE PURCHASERS.............19

         Section 7.01 Organization............................................19
         Section 7.02 Authority, etc..........................................20
         Section 7.03 Securities Act..........................................20
         Section 7.04 Investment Company Act..................................21

ARTICLE VIII. COVENANTS OF RCFC AND DTAG......................................21

         Section 8.01 Access to Information...................................21
         Section 8.02 Security Interests; Further Assurances..................21
         Section 8.03 Covenants...............................................21
         Section 8.04 Amendments..............................................21
         Section 8.05 Information from DTAG...................................22
         Section 8.06 Principal Office........................................22
         Section 8.07 Additional Series of Notes..............................22

ARTICLE IX. ADDITIONAL COVENANTS..............................................22

         Section 9.01 Legal Conditions to Closing.............................23
         Section 9.02 Expenses................................................23
         Section 9.03 Mutual Obligations......................................23
         Section 9.04 Consents, etc...........................................23

ARTICLE X. INDEMNIFICATION....................................................23

         Section 10.01Indemnification.........................................23
         Section 10.02Procedure...............................................24
         Section 10.03Defense of Claims.......................................24
         Section 10.04Indemnity for Taxes, Reserves and Expense...............25
         Section 10.05Costs, Expenses, Taxes, Breakage Payments and Increased
                      Costs under Agreement and Program Facility..............26
         Section 10.06Carrying Charges........................................27

ARTICLE XI. THE ADMINISTRATIVE AGENT; THE MANAGING AGENTS.....................27

         Section 11.01Authorization and Action................................27
         Section 11.02Agent's Reliance, etc...................................28
         Section 11.03Administrative Agent, Managing Agents and Affiliates....29
         Section 11.04Indemnification.........................................29
         Section 11.05Advance Decision........................................30
         Section 11.06Successor Agents........................................30


                                       ii
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ARTICLE XII. MISCELLANEOUS....................................................30

         Section 12.01Amendments..............................................30
         Section 12.02Notices.................................................31
         Section 12.03No Waiver; Remedies.....................................31
         Section 12.04Binding Effect; Assignability...........................31
         Section 12.05Provision of Documents and Information..................32
         Section 12.06GOVERNING LAW...........................................32
         Section 12.07No Proceedings..........................................32
         Section 12.08Execution in Counterparts...............................33
         Section 12.09No Recourse.............................................33
         Section 12.10Limited Recourse........................................33
         Section 12.11Survival................................................34
         Section 12.12Tax Characterization....................................34
         Section 12.13Severability; Series 2000-1 Note Rate Limitation........34
         Section 12.14Headings................................................34
         Section 12.15Submission to Jurisdiction..............................34
         Section 12.16Characterization as Related Document; Entire Agreement..35
         Section 12.17Confidentiality.........................................35
         Section 12.18Additional Ownership Groups.............................36


EXHIBIT A             Form of Borrowing Request
EXHIBIT B             Form of Reduction Request
EXHIBIT C             Addendum To Agreement

SCHEDULE I            Addresses for Notice
SCHEDULE II           Group Funding Limits
SCHEDULE III          Purchaser Percentages


                                      iii
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                             NOTE PURCHASE AGREEMENT


                  THIS NOTE PURCHASE AGREEMENT, dated as of December 15, 2000 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is made among RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG" or the "Master Servicer"), entities from time to time party hereto as Conduit Purchasers, the entities from time to time parties hereto as Committed Purchasers, the entities from time to time parties hereto as Managing Agents, and the Administrative Agent named herein.

                                   BACKGROUND

                  1. Contemporaneously with the execution and delivery of this Agreement, RCFC is entering into (a) the Series 2000-1 Supplement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 2000-1 Supplement"), between RCFC, as Issuer, and Bankers Trust Company, a New York banking corporation, as the Trustee (in such capacity, together with its successors in trust in such capacity, the "Trustee"), to the Base Indenture, dated as of December 13, 1995 (as amended by the Amendment to Base Indenture, dated as of December 23, 1997, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture" and, together with the Series 2000-1 Supplement, the "Series 2000-1 Indenture"), between RCFC and the Trustee, (b) an amendment, dated as of even date herewith, to the Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998, as such Master Lease may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the "Master Lease") among RCFC, as lessor, the parties identified therein as the Lessees and Servicers, those additional Subsidiaries of DTAG, from time to time becoming Lessees and Servicers thereunder, and DTAG, as Guarantor and Master Servicer, and (c) the other Related Documents (such term, as with the other capitalized terms used herein, shall have the meaning assigned thereto in Section 1.01 hereof) to which RCFC is a party. Pursuant to the Series 2000-1 Supplement, RCFC will issue the Rental Car Asset Backed Variable Funding Notes, Series 2000-1 (the "Series 2000-1 Notes").

                  2. RCFC wishes to issue the Series 2000-1 Notes in favor of each Managing Agent, for the benefit of the Purchasers in the related Ownership Group, and obtain the agreement of the Purchasers to make loans from time to time for the purchase of Series 2000-1 Invested Amounts, all of which Advances (including the Initial Advance) will constitute Increases, and all of which Advances (including the Initial Advance) will be evidenced by the Series 2000-1 Notes purchased in connection herewith and will constitute purchases of Series 2000-1 Invested Amounts corresponding to the amount of such Advances. Subject to the terms and conditions of this Agreement, each Purchaser is willing to make Advances from time to time to fund purchases of Series 2000-1 Invested Amounts in an aggregate outstanding amount up to the amount set forth below its name on the signature pages to this Agreement until the commencement of the Series 2000-1 Rapid Amortization Period. DTAG has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Master Servicer for the benefit of the Purchasers and the Administrative Agent.

                  NOW THEREFORE, in consideration of the premises and of the agreements herein contained, and for due and adequate consideration, which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  Section 1.01 Certain Defined Terms. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in (i) the Series 2000-1 Supplement, as such may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and (ii) the Definitions List attached as Schedule 1 to the Base Indenture as in effect as of the date hereof, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned to such term in more than one of the lists or agreements referred to in clauses (i) and (ii), then if a meaning is assigned to such term in the Series 2000-1 Supplement, such meaning shall apply herein. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                  "Addendum"   means  an   addendum   to  this   Agreement,   in
substantially the form of Exhibit C hereto, pursuant to which an Additional Ownership Group becomes a party to this Agreement.

                  "Additional Amounts" means all amounts owed by RCFC, without duplication, (i) pursuant to Article X hereof, (ii) pursuant to the Fee Letter (other than the "Structuring Fee" and the "Facility Fee" referred to therein),
(iii) pursuant to the Administrative Agent's Fee Letter, and (iv) as Breakage Amounts.

                  "Additional Ownership Group" has the meaning specified in the definition of Ownership Group.

                  "Administrative Agent" means Bank One, in its capacity as Administrative Agent for the Purchasers and any successor thereto appointed pursuant to Section 11.06 hereof.

                  "Administrative Agent's Fee Letter" means that certain letter dated December 15, 2000 between RCFC and the Administrative Agent setting forth an annual administration fee payable by RCFC in connection with this Agreement.

                  "Advance" has the meaning specified in Section 2.01.

                  "Advance Date" means the date on which an Advance occurs.

                  "Applicable  Indemnifying  Party" has the meaning specified in
Section 10.02 hereof.

                  "Applicable Pro Rata Share" means, at any time of determination with respect to any Ownership Group, a fraction, the numerator of which is the unused Group Funding Limit of such Ownership Group at such time and the denominator of which is the sum of the unused Group Funding Limits for all Ownership Groups at such time.

                  "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Purchaser and a permitted assignee pursuant to which such assignee may become a party to this Agreement.

                  "Bank One" means Bank One, NA, a national banking association, and its successors.

                  "Bank One Ownership Group" has the meaning specified in the definition of Ownership Group.

                  "Benefit Plan" means an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or which is described in Section 4975(e)(1) of the Code or an entity whose underlying assets included plan assets by reason of a plan's investment in such entity.

                  "BNS" has the meaning specified in the definition of Ownership Group.

                  "BNS Ownership Group" has the meaning specified in the definition of Ownership Group.

                  "Borrowing Request" means a written request substantially in the form of Exhibit A hereto.

                  "Breakage Amounts" means, for the portion of the Series 2000-1 Invested Amount funded at (or, in the case of a requested Advance not made by a Purchaser for any reason other than its default, scheduled to be funded at) the CP Rate or the Eurodollar Rate, the cost to each Purchaser of a reduction or termination of such portion of the Series 2000-1 Invested Amount before the last day of the related Series 2000-1 Tranche Period (the amount of such Series
2000-1 Invested Amount so reduced or terminated being referred to as the "Prepaid Amount"), which cost equals the amount, if any, by which (a) the additional Series 2000-1 Interest Amount which would have accrued during such Series 2000-1 Tranche Period on such Prepaid Amount had such Prepaid Amount remained or become such portion of the Series 2000-1 Invested Amount exceeds (b) the income, if any, received by such Purchaser from reinvesting the Prepaid Amount in Permitted Investments during such Series 2000-1 Tranche Period.

                  "Closing" has the meaning specified in Section 3.01 hereof.

                  "Commercial   Paper"  means,   with  respect  to  any  Conduit
Purchaser, promissory notes of such Conduit Purchaser issued by such Conduit Purchaser in the commercial paper market.

                  "Commission" has the meaning specified in Section 7.03 hereof.

                  "Committed Purchaser" means each entity identified as such on the signature pages to this Agreement and each of its assigns (with respect to its commitment to make Advances) that shall become a party to this Agreement pursuant to Section 12.04 hereof, and such other purchasers as shall become parties to this Agreement as Committed Purchasers by execution of an Addendum pursuant to Section 12.18 hereof.

                  "Conduit Purchaser" means each entity identified as such on the signature pages to this Agreement and each of its permitted assigns that shall become a party to this Agreement pursuant to Section 12.04 hereof, and such other purchasers as shall become parties this Agreement as Conduit Purchasers by execution of an Addendum pursuant to Section 12.18 hereof.

                  "CP Disruption Event" means, with respect to a Conduit Purchaser, that (a) such Conduit Purchaser is unable to raise funds through the issuance of Commercial Paper or (b) the Managing Agent for such Conduit Purchaser's Ownership Group reasonably believes that it is inadvisable or impermissible for such Conduit Purchaser to raise funds through the issuance of Commercial Paper. A CP Disruption Event with respect to a Conduit Purchaser shall cease to exist, in the case of clause (a) of the immediately preceding sentence, when such Conduit Purchaser becomes able to raise funds through the issuance of Commercial Paper, and in the case of clause (b) of the immediately preceding sentence, when such Managing Agent reasonably believes it is advisable or permissible, as the case may be, for such Conduit Purchaser to raise funds through the issuance of Commercial Paper.

                  "Expiration Date" means December 14, 2001, as such date may be extended by agreement in writing of the parties hereto.

                  "Facility Fee" has the meaning specified in the Fee Letter.

                  "Federal Bankruptcy Code" means the bankruptcy code of the United States of America codified in Title 11 of the United States Code, as amended.

                  "Fee Letter" means that certain letter dated December 15, 2000 among RCFC, the Administrative Agent and the Managing Agents setting forth certain fees payable by RCFC in connection with this Agreement.

                  "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

                  "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

                  "Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

                  "Group Funding Limit" means, with respect to each Ownership Group, the amount identified as such in Schedule II, as reduced or increased pursuant to Section 2.04, Section 12.01 or Section 12.18 hereof.

                  "Indemnified Party" means any Purchaser, any Managing Agent, the Administrative Agent or any of their officers, directors, employees, agents, representatives, assignees or Affiliates.

                  "Initial Series 2000-1 Notes" means, collectively, (i) a Series 2000-1 Note issued on the Series 2000-1 Closing Date in the name of Bank One, as Managing Agent for the Bank One Ownership Group, and (ii) a Series 2000-1 Note issued on the Series 2000-1 Closing Date in the name of BNS, as Managing Agent for the BNS Ownership Group.

                  "Liquidity Put" means, with respect to a Conduit Purchaser, that such Conduit Purchaser, pursuant to its Program Support Agreement, has sold to one or more Program Support Providers an interest in such Conduit Purchaser's interest in the Series 2000-1 Note funded or maintained by such Conduit Purchaser at the time of such sale.

                  "Managing Agent" means, with respect to any Ownership Group, the entity identified as such on the signature pages to this Agreement and such other Persons as shall become parties to this Agreement as Managing Agents by execution of an Addendum pursuant to Section 12.18 hereof, and any successor thereto appointed in accordance with Section 11.06 hereof.

                  "Ownership  Group"  means  each  of the  following  groups  of
Purchasers:

                           (i) Bank One, Falcon Asset Securitization Corporation, any other Conduit Purchaser administered by Bank One or any of Bank One's Affiliates (the "Bank One Ownership Group").

                           (ii) The Bank of Nova Scotia ("BNS"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                           (iii) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to this Agreement by execution of an Addendum pursuant to Section
                  12.18 hereof (each an "Additional Ownership Group").

                  By way of example and for avoidance of doubt, each of the Bank One Ownership Group, the BNS Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

                  In the event more than one Conduit Purchaser in a particular Ownership Group becomes a party to this Agreement, the parties hereto agree to cooperate in good faith, at the request of the applicable Managing Agent, to amend this Agreement to provide for separate Ownership Groups for each Conduit Purchaser in such Ownership Group.

                  "Prepaid Amount" shall have the meaning set forth therefor in the definition of Breakage Amount.

                  "Program Support Agreement" means any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of any Conduit Purchaser, the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by any Conduit Purchaser to any Program Support Provider of an interest in any Series 2000-1 Note and/or the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser's securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.

                  "Program Support Provider" means and includes any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser's securitization program.

                  "Purchaser Parties" means, collectively, the Purchasers, the Managing Agents and the Administrative Agent.

                  "Purchaser Percentage" of any Committed Purchaser means (a) with respect to a Committed Purchaser that is a party hereto on the date hereof, the percentage set forth on Schedule III to this Agreement as such Committed Purchaser's Purchaser Percentage, or such percentage as modified by any Assignment and Acceptance entered into by such Committed Purchaser or as modified pursuant to Section 12.01 or Section 12.18 hereof, or (b) with respect to a Person that becomes a Committed Purchaser pursuant to an Assignment and Acceptance or an Addendum, the percentage set forth therein as such Purchaser's Purchaser Percentage, or such percentage as modified by any Assignment and Acceptance entered into by such Committed Purchaser or as modified pursuant to
Section 12.01 or Section 12.18 hereof.

                  "Purchasers" means the Conduit Purchasers and the Committed Purchasers and, to the extent applicable, the Program Support Providers.

                  "RIC" means a receivables investment company administered by a Managing Agent or an Affiliate thereof which obtains funding from the issuance of commercial paper or other notes.

                  "Series  Documents"  means  the  Administrative   Agent's  Fee
Letter, the Fee Letter, the Series 2000-1 Indenture, the Master Collateral Agency Agreement, this Agreement, the Master Lease and the Related Documents.

                  "Third Party Claim" has the meaning specified in Section 10.02 hereof.

                  Section 1.02     Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in
Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, the Schedules and Exhibits in or to this Agreement unless otherwise specified.

                                  ARTICLE II.
                               PURCHASES; PAYMENTS

                  Section 2.01     Advances.

                  (a) On the terms and subject to the conditions set forth in this Agreement and the Series 2000-1 Supplement, and in reliance on the covenants, representations, warranties and agreements herein set forth, during the Series 2000-1 Revolving Period (i) RCFC from time to time may request that the Purchasers advance funds to purchase or refinance the purchase of the Series 2000-1 Invested Amount (each, an "Advance"), provided, that RCFC may not request more than four Advances in any calendar month; and (ii) (A) the Conduit Purchasers may elect to fund some or all such Advances of such Ownership Group, and (b) the Committed Purchasers of an Ownership Group shall fund such Advances to the extent that the Conduit Purchaser of such Ownership Group (or a Person acting with respect to an Ownership Group on behalf of a Conduit Purchaser) does not fund such Advances.

                  (b) Unless the parties hereto otherwise agree, all Advances with respect to an Ownership Group shall be evidenced by a Series 2000-1 Note in the name of the applicable Managing Agent having a principal balance that varies from time to time reflecting the Advances made by and payments to (or on behalf of) the Purchasers with respect thereto.

                  (c) All Advances on any date shall be allocated (i) with respect to the initial Advance, to the Series 2000-1 Initial Invested Amount and to each of the Series 2000-1 Notes in accordance with the Applicable Pro Rata Share of each Ownership Group; and (ii) thereafter, according to the provisions in Section 4A.2 of the Series 2000-1 Supplement for allocating Increases, to the Series 2000-1 Invested Amount and to each of the Series 2000-1 Notes in accordance with the Applicable Pro Rata Share of each Ownership Group. Each of the Advances to be made on any date shall be made singly as part of a single borrowing (each such single borrowing being a "Borrowing"). Subject to the terms of this Agreement and the Series 2000-1 Supplement, the aggregate principal amount of the Advances and corresponding Series 2000-1 Invested Amount represented by the Series 2000-1 Notes may be increased or decreased from time to time.

                  Section 2.02     Advance Procedures.

                  (a) Notice. RCFC may request an Advance by sending each Managing Agent (by facsimile) a Borrowing Request at least three Business Days prior to the proposed Advance Date (or, in the case of the initial Advance under this Agreement, at least one Business Day before the related Advance Date). Each Borrowing Request shall state (i) the applicable Advance Date; and (ii) the amount of the requested Advance. Each Managing Agent shall promptly advise RCFC as to whether its Ownership Group desires to make any changes in the information set forth in such Borrowing Request pertaining to such Ownership Group. Each Advance shall be requested in a minimum principal amount of one million dollars ($1,000,000) and integral multiples of one hundred thousand dollars ($100,000) in excess thereof; provided, that an Advance may be requested in the entire remaining Series 2000-1 Maximum Invested Amount.

                  (b) Advances.  On each Advance Date identified in a  Borrowing
Request: (i) the Conduit Purchasers (unless the Conduit Purchasers decline to participate in the applicable Borrowing), shall fund an Increase in the Series 2000-1 Invested Amount of a Series 2000-1 Note in an amount equal to the Advance specified in such Borrowing Request; and (ii) to the extent necessary to fund such Borrowing, the Committed Purchasers shall fund such Increase on such Advance Date. Each Managing Agent agrees to use reasonable efforts to notify RCFC prior to an Advance Date if the related Conduit Purchaser shall not participate in the Borrowing to be funded on such Advance Date; provided, that the failure of a Managing Agent to so notify RCFC shall not obligate such related Conduit Purchaser to participate in such Borrowing. Subject to the other provisions of this Agreement, Advances shall be allocated among the Ownership Groups based on their respective Applicable Pro Rata Shares. For avoidance of doubt, (x) the decision of a particular Conduit Purchaser to decline to participate in a Borrowing shall not require that other Conduit Purchasers decline to participate in a Borrowing, and (y) the decision of a particular Conduit Purchaser to participate in a Borrowing shall not require that other Conduit Purchasers participate in a Borrowing.

                  (c) Payment of Advances. Each Managing Agent severally agrees, on behalf of its Ownership Group, in each case pro rata based on the respective Applicable Pro Rata Share of its related Ownership Group, to remit the applicable Advance to RCFC on the related Advance Date not later than 5:00 p.m. New York City time on such Advance Date by wire transfer of immediately available funds in U.S. Dollars to RCFC's account no. 01419647, ABA# 021001033, maintained at Bankers Trust Company (ref: Rental Car Finance Corp. Series 2000-1) (or such other account as may from time to time be specified by RCFC in a notice to each Managing Agent).

            (d) Conditions Precedent. The initial Advance under this Agreement shall be subject to the conditions precedent set forth in Article IV. Each subsequent Advance shall be subject to the conditions precedent that:

                           (i) each of the representations and warranties of RCFC, the Master Servicer, Dollar and Thrifty made in the Series Documents shall be true and correct in all material respects as of the applicable Advance Date (except to the extent they expressly relate to an earlier or later time);

                           (ii) with respect to a particular Ownership Group, the Series 2000-1 Revolving Period for such Ownership Group shall not have ended; and no Amortization Event (or event which, with the giving of notice or passage of time, or both, would constitute an Amortization Event) shall have occurred and be continuing;

                           (iii) with respect to a particular Ownership Group, the Series 2000-1 Invested Amount of such Ownership Group shall not exceed the Group Funding Limit of such Ownership Group (after giving effect to such Advance);

                           (iv) no action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect;

                           (v)     after giving effect to such  Advance, neither
                  (A) a Series 2000-1 Enhancement Deficiency nor (B) an Asset Amount Deficiency shall exist, as determined by the Master Servicer; and

                           (vi) the Series 2000-1 Invested Amount shall not exceed the Series 2000-1 Maximum Invested Amount.

No Committed Purchaser shall be required to make a portion of any Advance to the extent that, after giving effect thereto, (A) the portion of the Series 2000-1 Invested Amount funded or maintained by such Committed Purchaser (in each case pursuant to this Agreement) would exceed (B) the result of (I) its Purchaser Percentage multiplied by (II) the excess, if any, of (x) the Series 2000-1 Maximum Invested Amount over (y) the portion of the Series 2000-1 Invested Amount then funded or maintained by the Conduit Purchasers.

                  Section 2.03 Extension of Expiration Date. The parties hereto may mutually agree in writing to the extension of the Expiration Date to a date no later than 364 days following the date of such extension. Each Managing Agent agrees to use reasonable efforts to notify RCFC and DTAG thirty
(30) days prior to the then current Expiration Date if the related Conduit Purchaser will not extend such Expiration Date; provided, however, that the failure of such Managing Agent to give such notice to RCFC and DTAG shall not affect such Conduit Purchaser's right to not extend such Expiration Date. If fewer than all of the Ownership Groups have consented to an extension of the Expiration Date, then RCFC may

                           (i) request the reallocation of the Group Funding Limit of each non-extending Ownership Group to the extending Ownership Groups in pro rata shares equal to a fraction, expressed as a percentage, the numerator of which is the Group Funding Limit of such extending Ownership Group at such time and the denominator of which is the sum of the Group Funding Limits of all extending Ownership Groups at such time; provided, however, that RCFC shall not be permitted to request such reallocation after the occurrence and during the continuance of an Amortization Event; provided, further, that such reallocation shall be effected by the assignment by the non-extending Ownership Groups of their respective outstanding Series 2000-1 Invested Amount and rights and obligations under this Agreement in accordance with Section
                  12.04 hereof;

                           (ii) obtain a financial institution or institution(s) to whom the non-extending Ownership Groups shall assign their respective outstanding Series 2000-1 Invested Amount and rights and obligations under this Agreement in accordance with Section 12.04 hereof; or

                           (iii) terminate this Agreement and the obligations of the Purchasers to make Advances.

If a financial institution or institutions accept an assignment or assignments from the non-extending Ownership Groups as provided in subparagraph (ii) above on or before the then current Expiration Date, such Expiration Date shall be extended to a date no later than 364 days following such Expiration Date. No extending Ownership Group shall be required to assume any commitment of any non-extending Ownership Group unless such extending Ownership Group agrees in writing to assume such commitment. If the extending Ownership Groups do not accept the reallocation of the Group Funding Limit of the non-extending Ownership Groups or the non-extending Ownership Groups fail to assign their respective outstanding Series 2000-1 Invested Amount and rights and obligations under this Agreement, as provided in subparagraphs (i) and (ii) above, respectively, on or prior to the then current Expiration Date, such Expiration Date shall not be extended.

                  Section 2.04      Reduction  or  Increase  of  Series   2000-1
Maximum Invested Amount or Group Funding Limits; Decreases.

                  (a) RCFC may reduce in whole or in part the Series 2000-1 Maximum Invested Amount or the unused Group Funding Limits of the Ownership Groups (but not below the Series 2000-1 Invested Amount) by giving the Administrative Agent and each Managing Agent written notice, substantially in the form of Exhibit B hereto, at least three Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of one million dollars ($1,000,000) or any integral multiples of one hundred thousand dollars ($100,000) in excess thereof. Any such reduction in the Series 2000-1 Maximum Invested Amount or Group Funding Limits shall be permanent unless a subsequent increase in the Series 2000-1 Maximum Invested Amount or Group Funding Limits is made in accordance with Section 2.04(b) or
Section 12.01(b). RCFC shall pay the applicable Committed Purchasers any accrued and unpaid Facility Fee on the date of such reduction with respect to the reduction amount. Reductions of the respective Group Funding Limits shall be made on a pro rata basis.

          (b) RCFC may request an increase in the Series 2000-1 Maximum Invested Amount and the Group Funding Limits by written notice to the Administrative Agent and each Managing Agent at least thirty (30) days before the date on which such increase is requested to become effective. No such increase shall take effect with respect to an Ownership Group unless the Managing Agent for such Ownership Group consents in writing thereto.

                  (c) Whenever the Enhancement Amount is less than the Minimum Enhancement Amount or an Asset Amount Deficiency exists, then, on the Payment Date immediately following discovery of such deficiency, RCFC shall decrease the Series 2000-1 Invested Amount of the Series 2000-1 Notes as required under
Section 4A.3(a) of the Series 2000-1 Supplement and any such payment shall be applied pro rata, based on the outstanding Series 2000-1 Invested Amount represented by each of the Series 2000-1 Notes. If there occurs a Prepaid Amount prior to the last day of any CP Tranche Period or Eurodollar Tranche Period, RCFC shall pay Breakage Amounts, if any, to each Purchaser in the applicable Ownership Group with respect to which a Prepaid Amount has occurred. Any such Breakage Amounts shall be calculated by the Managing Agent with respect to any Purchaser experiencing such Breakage Amounts, and promptly reported to the Master Servicer and RCFC in writing.

                  (d) Upon at least three (3) Business Days' prior irrevocable notice to the Administrative Agent and each Managing Agent in writing, RCFC may voluntarily reduce the Series 2000-1 Invested Amount of the Series 2000-1 Notes in accordance with the procedures set forth in Section 4A.3(b) of the Series 2000-1 Supplement. If there occurs (i) a Prepaid Amount prior to the last day of any Eurodollar Tranche Period selected by RCFC or (ii) a Prepaid Amount equal to or greater than $50,000,000 in the aggregate prior to the last day of any CP Tranche Period or any Eurodollar Tranche Period not selected by RCFC, RCFC shall pay Breakage Amounts, if any, to each Purchaser in the applicable Ownership Group with respect to which a Prepaid Amount has occurred. Any such Breakage Amounts shall be calculated by the Managing Agent with respect to any Purchaser experiencing such Breakage Amounts, and promptly reported to the Master Servicer and RCFC in writing.

                  Section 2.05     Calculation of Series 2000-1 Interest Amount,
Fees.

                  (a) On each Determination Date, each Managing Agent (i) shall calculate the portion of the Series 2000-1 Interest Amount accrued with respect to its Series 2000-1 Note for the next Payment Date and (ii) shall notify the Master Servicer and RCFC of the same in writing.

                  (b) RCFC agrees to pay and to instruct the Trustee to pay on each Payment Date in accordance with the terms and provisions of the Series 2000-1 Supplement, the portion of the Series 2000-1 Interest Amount due and payable in respect of the Series 2000-1 Note held by the Managing Agent for each Ownership Group, all amounts payable by RCFC pursuant to the Fee Letter (including the Facility Fee) or the Administrative Agent's Fee Letter.

                  Section 2.06 Notification as to Purchasers, Certificate Rates, Liquidity Puts and CP Disruption Events.

                  (a) On each Advance Date, each Managing Agent shall notify the Master Servicer, the Administrative Agent and RCFC as to the Purchasers in the related Ownership Group who made Advances on such Advance Date.

                  (b) Not later than 11:00 a.m., Chicago time, on each Determination Date, each Managing Agent shall notify the Master Servicer and RCFC as to the Series 2000-1 Note Rate for all Series 2000-1 Tranche Periods funded by such Managing Agent's Ownership Group, applicable on each day during the period beginning on the Determination Date immediately preceding such
Determination Date and ending on the day immediately preceding such Determination Date to each Purchaser in its Ownership Group, and all amounts payable to such Managing Agent and its Ownership Group on the next Payment Date; provided, that if, after the occurrence of a CP Disruption Event, the Committed Purchasers in any Ownership Group are funding or maintaining all or any portion of the Series 2000-1 Invested Amount of such Ownership Group, RCFC may, upon at least three (3) Business Days' prior written notice to the related Managing Agent, request that the Series 2000-1 Note Rate applicable to such Series 2000-1 Invested Amount (or portion thereof) be the Eurodollar Rate. If the Managing Agents do not receive such notice from RCFC as aforesaid, the Series 2000-1 Note Rate applicable to such Series 2000-1 Invested Amount (or portion thereof) shall be the Base Rate. If any portion of the Series 2000-1 Invested Amount is funded or maintained at the Eurodollar Rate, RCFC may select the Eurodollar Tranche Period that applies with respect to such Series 2000-1 Invested Amount. If RCFC shall fail to select such Eurodollar Tranche Period at least three (3) Business Days' prior to the last day of the then applicable Tranche Period, each Managing Agent shall select the Eurodollar Tranche Period that applies with respect to such Series 2000-1 Invested Amount. The Managing Agent for the Ownership Group for each Conduit Purchaser shall allocate the Series 2000-1 Invested Amount of such Conduit Purchaser to CP Tranche Periods in its sole discretion.

                  (c) In the event any Managing Agent believes in its reasonable business judgment that it may need to exercise a Liquidity Put with respect to any request for Advance or any existing Advance funded by a Conduit Purchaser, such Managing Agent shall use reasonable efforts to notify the Master Servicer and RCFC of such possibility. A Managing Agent's failure to so notify shall not in any way prevent the exercise of a Liquidity Put. In any event, promptly (but in no event more than one Business Day) after the occurrence of a Liquidity Put or a CP Disruption Event, each applicable Managing Agent shall notify the Master Servicer and RCFC as to the occurrence of such Liquidity Put or CP Disruption Event. If the Series 2000-1 Invested Amount of any Conduit Purchaser is subject to a Liquidity Put before the last day of the CP Tranche Period as a result of the occurrence of an Amortization Event (or event which, with the giving of notice or passage of time, or both, would constitute an Amortization Event), RCFC shall pay Breakage Amounts, if any, as calculated and reported in writing by the Managing Agent with respect to such Conduit Purchaser, to such Conduit Purchaser with respect to such Liquidity Put.


                                  ARTICLE III.
                                     CLOSING

                  Section 3.01 Closing. The closing (the "Closing") of the purchase and sale of the Initial Series 2000-1 Notes shall take place at the offices of Latham & Watkins in New York, New York on the Series 2000-1 Closing Date, or if the conditions to closing set forth in Article IV of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon.

                  Section 3.02 Transactions Effected at the Closing. At the Closing (a) upon satisfying the conditions precedent set forth in Sections 4.01 and 4.02, the Managing Agents shall deliver to RCFC funds in an amount equal to the sum of the Advances requested, if any, pursuant to Section 2.02 (by wire transfer of immediately available funds in U.S. Dollars to the bank account designated in Section 2.02(c)), net of any fees payable at the time of Closing pursuant to the Administrative Agent's Fee Letter and the Fee Letter; (b) in consideration of such Advances, RCFC shall be deemed to have sold the applicable Initial Series 2000-1 Notes to the Managing Agents, for the benefit of the Purchasers in the related Ownership Group, and each Managing Agent shall be deemed to have purchased its Initial Series 2000-1 Note from RCFC; and (c) RCFC shall instruct the Trustee to authenticate and deliver the Initial Series 2000-1 Notes to the Managing Agents.

                                  ARTICLE IV.
                              CONDITIONS PRECEDENT

                  Section 4.01 Conditions Precedent to the Initial Advance. The initial Advance by each Ownership Group is subject to the satisfaction at the time of funding the initial Advance the following conditions (any or all of which may be waived with respect to an Ownership Group by the related Managing Agent in its sole discretion):

                  (a) Corporate Documents. The Managing Agents shall have received copies of (a) the Certificate of Incorporation and By-Laws of RCFC, DTAG, Dollar and Thrifty, (ii) board of directors resolutions of RCFC, DTAG, Dollar and Thrifty with respect to the transactions contemplated by the series Documents, and (iii) incumbency certificate of RCFC, DTAG, Dollar and Thrifty each certified by appropriate corporate authorities.

                  (b) Opinions of Counsel to RCFC, DTAG, Dollar and Thrifty. Counsel to RCFC, DTAG, Dollar and Thrifty shall have delivered to the Managing Agents favorable opinions, dated the date of such Advance and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization, enforceability, true sale and non-consolidation, perfection and priority matters and such other matters as any Managing Agent shall reasonably request.

                  (c) Opinion of Counsel to the Trustee. Counsel to the Trustee shall have delivered to the Managing Agents a favorable opinion, dated the date of such Advance and reasonably satisfactory in form and substance to the Managing Agents and their counsel.

                  (d) Opinion of Counsel to the Letter of Credit Provider. Counsel to the Letter of Credit Provider shall have delivered to the Managing Agents favorable opinions as to the validity and enforceability of the Series 2000-1 Letter of Credit.

                  (e) Uniform Commercial Code Filings. The Managing Agents shall have received evidence satisfactory to them of the completion of all Uniform Commercial Code filings as may be necessary to perfect or evidence the assignment by RCFC to the Trustee of its interests in the Collateral, the proceeds thereof and the security interests granted pursuant to the Series 2000-1 Indenture and the Master Collateral Agency Agreement.

                  (f) Documents. The Administrative Agent shall have received the duly executed Administrative Agent's Fee Letter. Each Managing Agent shall have received a duly executed counterpart of a Series 2000-1 Note in its name, the Fee Letter, and each of the Series Documents and each and every document or certification delivered by any party in connection with the Series 2000-1 Supplement or this Agreement, and each such document shall be in full force and effect.

                  (g) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

                  (h) Fees. The Administrative Agent and the Managing Agents shall have received payment of the fees payable pursuant to the Administrative Agent's Fee Letter and the Fee Letter.

                  (i) Rating Confirmation. RCFC shall have received written confirmation that the Rating Agencies Condition shall have been satisfied.

                  Section 4.02 Conditions Precedent to All Advances. Each Advance by each Ownership Group is subject to the satisfaction at the time of such Advance of the following conditions (any or all of which may be waived with respect to an Ownership Group by the related Managing Agent in its sole discretion):

                  (a) Series 2000-1 Indenture. The conditions precedent set forth in Section 4A.2 of the Series 2000-1 Indenture shall have been satisfied in all material respects.

                  (b) Performance by RCFC, Master Servicer, Dollar and Thrifty. All the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by RCFC, the Master Servicer, Dollar and Thrifty at or before the time of such Advance shall have been complied with and performed in all material respects.

                  (c) Representations and Warranties. Each of the representations and warranties of RCFC, the Master Servicer, Dollar and Thrifty made in the Series Documents shall be true and correct in all material respects as of the time of such Advance (except to the extent they expressly relate to an earlier or later time).

                  (d) No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

                  (e) Credit Enhancement. The Series 2000-1 Letter of Credit Amount plus the Series 2000-1 Available Subordinated Amount shall be in an amount at least equal to the Minimum Enhancement Amount.

                  (f) Minimum Series 2000-1 Letter of Credit Amount. The Series 2000-1 Letter of Credit Amount shall at least equal the Minimum Series 2000-1 Letter of Credit Amount.

                  (g) Reports. The Managing Agents shall have received copies of the most recent Monthly Note holders' Statement provided to the Trustee pursuant to Section 5.4 of the Base Indenture and the most recent Monthly Vehicle Statement provided to RCFC pursuant to Section 24.4(f) of the Master Lease.

                  (h) Series Documents. The Series Documents shall be in full force and effect and, at the time of such Advance, all conditions to the issuance of the Series 2000-1 Notes under the Series 2000-1 Supplement and under
Section 2.2 of the Base Indenture shall have been satisfied.

                  (i) Amortization Events. No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred and be continuing.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF RCFC

                  RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of each Advance Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in making (or committing to make) each Advance on each Advance Date.

                  Section 5.01 Base Indenture. RCFC repeats and reaffirms to the Purchasers, the Managing Agents and the Administrative Agent the representations and warranties of RCFC set forth in the Base Indenture and represents and warrants that such representations and warranties are true and correct in all material respects.

                  Section 5.02     Authority, etc.

                  (a) RCFC has been duly organized and is validly existing and in good standing as corporation under the laws of the State of Oklahoma, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and RCFC is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of the Purchasers.

                  (b) The issuance, sale, assignment and conveyance of the Series 2000-1 Notes, the performance of RCFC's obligations under this Agreement and the other Series Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-Laws or any Governmental Rule applicable to RCFC.

                  (c) No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of the Series 2000-1 Notes or any of the Series Documents by RCFC or the consummation by RCFC of the transactions contemplated hereby or thereby.

                  (d) Each of the Series Documents has been duly authorized, executed and delivered by RCFC, and is the valid and legally binding obligation of RCFC, enforceable against RCFC in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  Section 5.03 Series 2000-1 Notes. The Series 2000-1 Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Series 2000-1 Indenture, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Series 2000-1 Indenture.

                  Section 5.04 Litigation. There is no pending or, to RCFC's knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to the Collateral, any Series Document, the Series 2000-1 Notes or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

                  Section 5.05 The Collateral. The Trustee or the Master Collateral Agent has a perfected interest in the Collateral free and clear of all Liens, except for Liens permitted under Section 7.15 of the Base Indenture.

                  Section 5.06 Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to RCFC, except for franchise or income taxes, in connection with the execution, delivery and performance by RCFC of the Series Documents or otherwise applicable to RCFC in connection with the transactions contemplated herein have been paid or will be paid by RCFC at or prior to the Series 2000-1 Closing Date or such Advance Date, as applicable, to the extent then due.

                  Section 5.07 Authorization. RCFC has authorized the Trustee to authenticate and deliver the Series 2000-1 Notes to the Managing Agents.

                  Section 5.08 Financial Condition of RCFC. On the date hereof and on each Advance Date, RCFC is not insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

                  Section 5.09 Use of Proceeds. No proceeds of any Advance hereunder will be used by RCFC (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  Section 5.10 Securities Act. Assuming the Purchasers are not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Series 2000-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act.

                  Section 5.11     Investment   Company   Act.   RCFC is  not an
"investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 5.12 Full Disclosure. No written information furnished or to be furnished by RCFC or any of its Affiliates, agents or representatives to the Purchasers, the Administrative Agent or the Managing Agents for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Collateral, is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified.

                  Section 5.13 Amortization Events. No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing.

                  Section 5.14 Related Documents. RCFC has furnished to the Administrative Agent true, accurate and complete copies of all other Related Documents to which it is a party as of the Series 2000-1 Closing Date, all of which Related Documents are in full force and effect as of the Series 2000-1 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date.


                                  ARTICLE VI.
                     REPRESENTATIONS AND WARRANTIES OF DTAG

                  DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of each Advance Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in making (or committing to make) each Advance on each Advance Date.

                  Section 6.01 Master Lease. DTAG repeats and reaffirms to the Purchasers, the Managing Agents and the Administrative Agent that each representation and warranty made by it in the Master Lease and each Related Document to which it is a party (including any representations and warranties made by it as Master Servicer) is true and correct in all material respects as of the date originally made and as of the Series 2000-1 Closing Date.

                  Section 6.02     Authority, etc..

                  (a) Each of DTAG, Dollar and Thrifty has been duly organized and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and each of DTAG, Dollar and Thrifty is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of the Purchasers.

                  (b) The performance of the obligations of each of DTAG, Dollar and Thrifty under the Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Series Documents), charge or encumbrance upon any of the property or assets of either DTAG, Dollar or Thrifty pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-Laws or any Governmental Rule applicable to DTAG, Dollar or Thrifty.

                  (c) No Governmental Action which has not been obtained is required by or with respect to DTAG, Dollar or Thrifty in connection with any of the Series Documents.

                  (d) Each of the Series Documents to which it is a party has been duly authorized, executed and delivered by DTAG, Dollar or Thrifty, and is the valid and legally binding obligation of DTAG, Dollar or Thrifty, as the case may be, enforceable against DTAG, Dollar or Thrifty, as the case may be, in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  Section 6.03 Litigation. There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG, Dollar or Thrifty before any Governmental Authority or any arbitrator (i) with respect to any Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG, Dollar or Thrifty which, in the case of any such action, suit or proceeding with respect to DTAG, Dollar or Thrifty, if adversely determined, would have a material adverse effect on the ability of DTAG, Dollar or Thrifty to perform its obligations hereunder or thereunder.

                  Section 6.04 Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to DTAG, Dollar or Thrifty, except for franchise or income taxes, in connection with the execution, delivery and performance by DTAG, Dollar or Thrifty of the Series Documents to which it is a party or otherwise applicable to DTAG, Dollar or Thrifty in connection with the transactions contemplated herein or therein have been paid or will be paid by DTAG, Dollar or Thrifty, as the case may be, at or prior to the Series 2000-1 Closing Date or such Advance Date, as applicable, to the extent then due.

                  Section 6.05 Financial Condition of DTAG. On the date hereof and on each Advance Date, none of DTAG, Dollar or Thrifty is insolvent or the subject of any insolvency proceeding.

                  Section 6.06 Full Disclosure. No written information furnished or to be furnished by DTAG, Dollar or Thrifty or their respective agents or representatives to the Purchasers, the Administrative Agent or the Managing Agents for purposes of or in connection with the Series Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified.

                                  ARTICLE VII.
                         REPRESENTATIONS AND WARRANTIES
                    WITH RESPECT TO THE ADMINISTRATIVE AGENT,
                     THE MANAGING AGENTS AND THE PURCHASERS

                  The Administrative Agent, each Managing Agent (on behalf of itself and on behalf of the related Conduit Purchasers) and the Committed Purchasers hereby make the following representations and warranties to RCFC and DTAG, as of the Series 2000-1 Closing Date (in the case of the Administrative Agent and the Bank One Ownership Group) and as of each Advance Date (in the case of the Administrative Agent, the Managing Agents and each Ownership Group, provided that no Managing Agent or Committed Purchaser shall be deemed to make any representation and warranty as to any Advance Date which occurred prior to the time that it became a Managing Agent or a Committed Purchaser), and RCFC and DTAG shall be deemed to have relied upon such representations and warranties in entering into this Agreement and in consummating the transactions contemplated by this Agreement (including each issuance of the Series 2000-1 Notes).

                  Section 7.01 Organization. Each Purchaser Party has been duly organized and is validly existing and in good standing under the state or federal laws governing its incorporation or formation, with power and authority to own its properties and to transact the business in which it is now engaged and each Purchaser Party is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of RCFC in transacting with such Purchaser Party.

                  Section 7.02 Authority, etc. Each Purchaser Party has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each Purchaser Party of this Agreement and the consummation by each Purchaser Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each Purchaser Party. This Agreement has been duly and validly executed and delivered by each Purchaser Party and constitutes a legal, valid and binding obligation of each Purchaser Party, enforceable against each Purchaser Party in accordance with its terms, subject as to enforcement to bankruptcy, reorganization,  insolvency,  moratorium  and  other  similar  laws  of  general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by any Purchaser Party of this Agreement nor the consummation by such Purchaser Party of any of the transactions contemplated hereby, nor the fulfillment by any Purchaser Party of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of any Purchaser Party or any Governmental Rule applicable to any Purchaser Party.

                  Section 7.03 Securities Act. The Series 2000-1 Notes (or interests therein) purchased by any Purchaser Party pursuant to this Agreement will be acquired for investment only and not with a view to any distribution, resale or other transfer thereof, except as contemplated by the next sentence. No Purchaser Party will sell or offer to sell or otherwise transfer its interest in any Series 2000-1 Note acquired by it (or any interest therein), except
(A) in accordance with the Series 2000-1 Indenture and (B) (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws, to a Person who the Purchaser Party reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A. Each Purchaser Party acknowledges that it has no right to require RCFC to register under the Securities Act, or any other securities law, any Series 2000-1 Note to be acquired by any Purchaser Party pursuant to this Agreement.

                  Each Purchaser Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series 2000-1 Notes and each Purchaser is able to bear the economic risk of such investment. Each Purchaser Party has reviewed the Base Indenture and other Series Documents (including the schedules and exhibits thereto) and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from RCFC and its representatives concerning RCFC, the Collateral, the Series Documents and the Series 2000-1 Notes. Each of the Purchaser Parties is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

                  Each Purchaser Party understands that the offering and sale of the Series 2000-1 Notes have not been and will not be registered under the Securities Act, and have not and will not be registered or qualified under any applicable "blue sky" or state securities law, and that the offering and sale of the Series 2000-1 Notes have not been reviewed by, passed on or submitted to the Commission or any other federal or state agency or commission, securities exchange or other regulatory body. No Purchaser Party is a Benefit Plan. No Purchaser Party is acquiring any Series 2000-1 Note (or any interest in a Series 2000-1 Note) directly or indirectly for the benefit of a Benefit Plan.

                  Section 7.04     Investment Company Act. No Purchaser Party is
(a) required to register as an "investment company" or (b) controlled by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.

                                 ARTICLE VIII.
                           COVENANTS OF RCFC AND DTAG

                  Section 8.01 Access to Information. So long as any Series 2000-1 Note remains outstanding, RCFC and DTAG will, at any time from time to time during regular business hours with reasonable notice to RCFC or DTAG, as the case may be, permit the Administrative Agent and the Managing Agents, or its or their agents or representatives to access to the offices of, the Master Servicer, any Lessee, DTAG or RCFC (i) to examine, inspect and make copies of and abstracts from all books and records and documentation relating to the Collateral on the same terms as are provided to the Trustee under Section 7.8 of the Base Indenture, and (ii) to visit the offices and properties of, the Master Servicer, any Lessee, DTAG or RCFC for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Series 2000-1 Indenture and the other Series Documents with any of the officers or employees of, the Master Servicer, any Lessee, DTAG and/or RCFC, as applicable, having knowledge of such matters.

                  Section 8.02 Security Interests; Further Assurances. RCFC and DTAG will take all action necessary to maintain the Trustee's first priority perfected security interest for the benefit of the Group II Noteholders in the Collateral granted pursuant to Section 3.1 of the Base Indenture, Section 3.1 of the Series 2000-1 Supplement and Section 2.1 of the Master Collateral Agency Agreement. RCFC and DTAG agree to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Administrative Agent, the Trustee or the Master Collateral Agent to more fully effect the purposes of this Agreement.

                  Section 8.03 Covenants. RCFC and DTAG will duly observe and perform, and cause the Lessees to duly observe and perform, each of their respective covenants set forth in the Series Documents.

                  Section 8.04     Amendments.

                  (a) Neither RCFC nor DTAG will make, or permit the Lessees to make, except as contemplated by Section 3.2(a) of the Base Indenture with respect to the Master Lease or clauses (c) through (h) of Section 11.1 of the Base Indenture, any amendment, modification or change to, or provide any waiver under any Series Document without the prior written consent of each Managing Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) Neither RCFC nor DTAG will make, or permit the Lessees to make, except as contemplated by Section 3.2(a) of the Base Indenture with respect to the Master Lease or clauses (c) through (h) of Section 11.1 of the Base Indenture, any amendment, modification or change to, or provide any waiver under any Series Document which may be made with the prior consent of the Rating Agencies or the Required Group II Noteholders without the prior written consent of the Series 2000-1 Required Noteholders, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (c) RCFC will not amend any of its organizational documents, including its Certificate of Incorporation, without the prior written consent of the Managing Agents and otherwise in accordance with Section 7.22 of the Base Indenture.

                  Section 8.05 Information from DTAG. So long as the Series 2000-1 Notes remain outstanding, DTAG will furnish the following to the Administrative Agent (and the Administrative Agent shall promptly following receipt thereof provide copies of the following to each Managing Agent):

                  (a) a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) which the Series Documents require to be furnished by or on behalf of DTAG or RCFC to the Trustee or the Rating Agencies under any Series Document, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of DTAG or RCFC under any Series Document;

                  (b) such other information (including financial information), documents, records or reports respecting the Collateral, RCFC or the Master Servicer as a Managing Agent or the Administrative Agent may from time to time reasonably request; and

                  (c) promptly upon becoming aware of any Potential Amortization Event, Amortization Event, Potential Lease Event of Default or Lease Event of Default, written notice thereof.

                  Section 8.06 Principal Office. Neither RCFC nor DTAG shall, nor shall they permit Dollar or Thrifty to, change the location of their respective principal office without 60 days prior notice to the Administrative Agent and otherwise in compliance with the Series Documents.

                  Section 8.07 Additional Series of Notes. RCFC shall not issue after the Series 2000-1 Closing Date any new Series of Notes entitled to share in the Group II Collateral unless (a) the Managing Agents have given their prior written consent to such issuance or (b) (i) the proceeds of such issuance are to be used to pay in full the Series 2000-1 Invested Amount and all other amounts due and payable under the Series Documents to the Purchaser Parties and (ii) the obligations of the Purchasers to make Advances under the Series Documents is terminated on or prior to the date of such issuance.

                                  ARTICLE IX.
                              ADDITIONAL COVENANTS

                  Section 9.01 Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.

                  Section 9.02 Expenses. Whether or not the initial Advance on or after the date hereof takes place, except as otherwise expressly provided herein or in the Administrative Agent's Fee Letter and the Fee Letter, all costs and expenses (including reasonable due diligence out-of-pocket expenses of the Managing Agents incurred prior to the date hereof relating to Series Documents and the transactions contemplated hereby and thereby and reasonable fees and expenses of counsel to the Administrative Agent and the Managing Agents) incurred in connection with this Agreement and the other Series
Documents and the transactions contemplated hereby shall (as between RCFC and the Purchasers) be paid by RCFC.

                  Section 9.03 Mutual Obligations. On and after the date hereof, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Agreement.

                  Section 9.04 Consents, etc. Each Managing Agent agrees not to unreasonably withhold or delay its consent to any amendment or other matter requiring consent of the Series 2000-1 Noteholders under a provision of any Series Document to the extent that such provision specifies that such consent is not to be unreasonably withheld, conditioned or delayed.

                                   ARTICLE X.
                                 INDEMNIFICATION

                  Section 10.01    Indemnification.

                  (a) In consideration of the execution and delivery of this Agreement by the Purchasers, the Managing Agents and the Administrative Agent, RCFC hereby indemnifies and holds the Indemnified Parties harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2000-1 Notes), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to

                           (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

                           (ii) the entering into and performance of this Agreement and any other Series Document by any of the Indemnified Parties; or

                           (iii) any breach by RCFC of any representation warranty or covenant in this Agreement, any other Series Document or in any certificate or other written material delivered pursuant hereto or thereto; in each case as such Indemnified Liabilities are incurred, payable promptly upon request.

                  (b) In consideration of the execution and delivery of this Agreement by the Purchasers, the Managing Agents and the Administrative Agent, DTAG hereby indemnifies and holds the Indemnified Parties harmless from and against any and all Indemnified Liabilities incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to any breach of any representation, warranty or covenant of DTAG in this Agreement, any Series Document or in any certificate or other written material delivered pursuant hereto, as such Indemnified Liabilities are incurred, payable promptly upon request.

                  (c) Notwithstanding the indemnities set forth in Section 10.01(a) and (b) above, in no event shall any Indemnified Party be entitled to any indemnity or claim with respect to losses resulting from (i) the disposition price or market value of Group II Vehicles or the performance under Vehicle
Disposition Programs by Eligible Manufacturers, (ii) performance of the Collateral securing the Series 2000-1 Notes, market fluctuations or similar market or investment risks associated with ownership of the Series 2000-1 Notes,
(iii) which would otherwise be covered by Section 10.04 hereof, or (iv) arising from such Indemnified Party's own gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of DTAG and RCFC hereby agrees to make the maximum contribution owed by it under this Section 10.01 and to the payment and satisfaction of each of the Indemnified Liabilities owed by it under this Section 10.01 and which is permissible under applicable law.

                  Section 10.02 Procedure. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify DTAG or RCFC, as applicable (the "Applicable Indemnifying Party") in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Applicable Indemnifying Party shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Applicable Indemnifying Party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  Section 10.03 Defense of Claims. If a Third Party Claim is made against an Indemnified Party, (a) the Applicable Indemnifying Party will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Applicable Indemnifying Party, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Applicable Indemnifying Party first admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Should the Applicable Indemnifying Party so elect to assume the defense of a Third Party Claim, the Applicable Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Applicable Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Applicable Indemnifying Party in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Applicable Indemnifying Party's prior written consent, as the case may be. If the Applicable Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Applicable Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Applicable Indemnifying Party of such terms and the Applicable Indemnifying Party will promptly reimburse the Indemnified Party upon written request. Anything contained in this Agreement to the contrary notwithstanding, no Applicable Indemnifying Party shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

                  Section 10.04    Indemnity for Taxes, Reserves and Expense.

                  (a) If after the date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Governmental Rule):

                           (i)     shall  subject any  Indemnified  Party to any
                  tax, duty, deduction or other charge with respect to the Collateral, the Series 2000-1 Indenture, the Series 2000-1 Notes, this Agreement or payments of amounts due thereunder, or shall change the basis of taxation of payments to any
                  Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the United States of America, the jurisdiction in which such Indemnified Party's principal executive office is located or any other jurisdiction in which the Indemnified Party would be subject to such tax even if the transactions contemplated by this Agreement had not occurred); or

                           (ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Collateral, the Series 2000-1 Indenture, the Series 2000-1 Notes, this Agreement or payments of amounts due thereunder (including with respect to Eurocurrency liability reserves); or

                           (iii)   imposes upon any Indemnified  Party any other
                  cost or expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing if such a contest is requested by the Applicable Indemnifying Party) with respect to the Receivables, the Series 2000-1 Notes, any Series Document or payments of amounts due hereunder or thereunder;

and the result of any of the foregoing is to increase the cost or reduce the payments to such Indemnified Party with respect to the Collateral, the Series 2000-1 Indenture, the Series 2000-1 Notes, this Agreement or payments of amounts due thereunder or the obligations thereunder or the funding of any Advances with respect thereto by any Purchaser, by an amount deemed by such Indemnified Party to be material, then RCFC agrees to pay such Indemnified Party, within 10 days after demand by such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduced payments.

                  (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, RCFC agrees to pay such Indemnified Party, within 10 days after demand by any such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                  (c) Any Indemnified Party who makes a demand for payment of increased costs or capital pursuant to Section 10.04(a) or (b) shall promptly deliver to RCFC a certificate setting forth in reasonable detail the computation of such increased costs or capital and specifying the basis therefor and such other information as may be reasonably requested by RCFC. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. Each Indemnified Party shall use reasonable efforts to mitigate the effect upon RCFC of any such increased costs or capital requirements; provided, it shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

                  (d) This Section 10.04 shall not be interpreted or construed to provide indemnification or compensation for reserves or reserve requirements in respect of Eurocurrency liabilities to the extent otherwise covered by the inclusion of reserves or reserve requirements in the definition of Eurodollar Rate.

                  Section 10.05 Costs, Expenses, Taxes, Breakage Payments and Increased Costs under Agreement and Program Facility.

                  (a) RCFC shall be obligated to pay on demand to each Managing Agent and the Administrative Agent (i) all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, the other documents to be delivered hereunder or in connection herewith and any requested amendments, waivers or consents or examination or visit by the Administrative Agent pursuant to Section 8.01 including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative
Agent, with respect thereto and with respect to advising the Administrative Agent or such Managing Agent as to its rights and remedies under this Agreement and the other documents delivered hereunder or in connection herewith and (ii) all costs and expenses, if any, in connection with the enforcement of this Agreement and the other documents delivered hereunder or in connection herewith.

                  (b) In addition, RCFC shall be obligated to pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement, the Series 2000-1 Notes or the other documents and agreements to be delivered hereunder, and agrees to hold each Purchaser, each Managing Agent and the Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (c) RCFC shall be obligated to pay to the applicable Ownership Groups promptly on request by the Administrative Agent, the amount of any Additional Amounts to the extent not paid when required pursuant to Section 4.7 of the Series 2000-1 Supplement; provided that such payment obligation of RCFC shall be satisfied only out of funds payable to RCFC pursuant to the Series Documents. The other provisions of this Article X are subject to the preceding sentence.

                  (d) If a Conduit Purchaser becomes obligated to compensate any financial institution under its commercial paper program as a result of any events or circumstances similar to those described in Sections 10.04 or 10.05(b), such Conduit Purchaser shall promptly deliver to RCFC a certificate setting forth in reasonable detail the computation of such amounts. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. RCFC shall be obligated to pay to the Conduit Purchaser, promptly after receipt of such certificate, such additional amounts as may be necessary to reimburse the Conduit Purchaser for any amounts so paid by the Conduit Purchaser. With respect to amounts to be paid pursuant to this Section 10.05(d) as a result of any events or circumstances similar to those described in Section
10.04 or 10.05(b) hereof, the Conduit Purchaser shall request the party to be compensated to use its reasonable efforts to mitigate the effect upon RCFC of any such increased costs or capital requirements; provided, such party shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

                  Section 10.06 Carrying Charges. The indemnifications payable by RCFC under this Article X shall constitute Carrying Charges within the meaning of the Series 2000-1 Supplement.

                                  ARTICLE XI.
                  THE ADMINISTRATIVE AGENT; THE MANAGING AGENTS

                  Section 11.01 Authorization and Action. Each Ownership Group and its Managing Agent hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except for actions which the Administrative Agent is expressly required to take pursuant to this Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Managing Agents, of the indemnification obligations under Section 11.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to the Managing Agents prompt notice of each notice and determination given to it by RCFC, the Master Servicer or the Trustee, pursuant to the terms of this Agreement or the Series 2000-1 Indenture.

                  Subject to Section 11.06 hereof, the appointment and authority of the Administrative Agent hereunder shall terminate upon the payment to (a) the Purchasers and the Managing Agents of all amounts owing to the Purchasers and the Managing Agents hereunder and (b) the Administrative Agent of all amounts due to it hereunder. The Administrative Agent shall deliver to each Managing Agent all reports, notices, etc. in the possession of the Administrative Agent to which the Managing Agents are entitled to the extent not therefore delivered.

                  Each member of each Ownership Group hereby accepts the appointment of and authorizes the related Managing Agent to take such action as agent on its behalf and to exercise such powers (including, without limitation, the power to bind each member of the related Ownership Group) as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Managing Agent will hold Series 2000-1 Notes as agent for all of the Purchasers in the related Ownership Group. Each Managing Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Agreement, any other Series Document and any related agreements and documents. Except for actions which a Managing Agent is expressly required to take pursuant to this Agreement, such Managing Agent shall not be required to take any action which exposes such Managing Agent to personal liability or which is contrary to applicable law unless such Managing Agent shall receive further assurances to its satisfaction from its Ownership Group of the indemnification obligations under Section 11.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. Each Managing Agent agrees to give to each member of its Ownership Group prompt notice of each notice and determination given to it by RCFC, the Master Servicer or the Trustee, pursuant to the terms of this Agreement or the Series 2000-1 Indenture. Subject to Section 11.06
hereof, the appointment and authority of a Managing Agent hereunder shall terminate upon the payment to (a) its Ownership Group of all amounts owing such Ownership Group hereunder and (b) such Managing Agent of all amounts due hereunder.

                  Section 11.02    Agent's    Reliance,    etc.    Neither   the
Administrative Agent, the Managing Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent or Managing Agent under or in connection with this Agreement, any other Series Document or any related agreement or document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent and each Managing Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Purchasers and shall not be responsible to the Purchasers for any statements, warranties or representations made by RCFC or DTAG (in any capacity) in connection with any Series Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Series Document on the part of RCFC or DTAG (in any capacity) or to inspect the property (including the books and records) of RCFC or DTAG (in any capacity); (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

                  Section 11.03 Administrative Agent, Managing Agents and Affiliates. Bank One and its Affiliates, and each Managing Agent and its Affiliates, may generally engage in any kind of business with RCFC, DTAG, any of their respective Affiliates and any Person who may do business with or own securities of RCFC, DTAG or any of their respective Affiliates, all (i) as if Bank One were not the Administrative Agent and without any duty to account therefor to the Managing Agents or Ownership Groups and (ii) as if such parties were not Managing Agents and without any duty to account therefor to their respective Ownership Groups.

                  Section 11.04 Indemnification. Each Committed Purchaser severally agrees to indemnify the Administrative Agent and the Managing Agent of such Committed Purchaser's Ownership Group (to the extent not reimbursed by RCFC or DTAG), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or such Managing Agent in any way relating to or arising out of this Agreement or any other Series Document or any action taken or omitted by the Administrative Agent or such Managing Agent under this Agreement or any other Series Document; provided, that (i) no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent's or such Managing Agent's gross negligence or willful misconduct and (ii) no Committed Purchaser shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by such Purchaser. Without limitation of the generality of the foregoing, each Committed Purchaser agrees to reimburse the Administrative Agent, and the Managing Agent of such Committed Purchaser's Ownership Group, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or such Managing Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, provided, that no Purchaser shall be responsible for the costs and expenses of the Administrative Agent or such Managing Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent or such Managing Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

                  Section 11.05 Advance Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent or any Managing Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to purchase an interest in the Series 2000-1 Notes. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of its Affiliates or any Managing Agent or its Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document.

                  Section 11.06 Successor Agents. The Administrative Agent or any Managing Agent may resign at any time by giving sixty days' written notice thereof to the Purchasers, RCFC, the Master Servicer and the Trustee. Upon any such resignation, the Purchasers shall have the right to appoint a successor Administrative Agent, and such Managing Agent's Ownership Group shall have the right to appoint a successor Managing Agent, in each case as approved by RCFC which approval will not be unreasonably withheld, conditioned or delayed). If no successor Administrative Agent or Managing Agent, as the case may be, shall have been so appointed and shall have accepted such appointment, within sixty days after the retiring Administrative Agent's or Managing Agent's giving of notice of resignation, then the retiring Administrative Agent or Managing Agent, as the case may be, may appoint a successor Administrative Agent or Managing Agent. If such successor Administrative Agent or Managing Agent, as the case may be, is not an Affiliate of the resigning Administrative Agent or Managing Agent, as the case may be, such successor Administrative Agent or Managing Agent, as the case may be, shall be subject to RCFC's prior written approval (which approval will not be unreasonably withheld, conditioned or delayed). Upon the acceptance of any appointment as Administrative Agent or Managing Agent hereunder by a successor Administrative Agent or Managing Agent, as the case may be, such successor Administrative Agent or Managing Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent or Managing Agent, as the case may be, and the retiring Administrative Agent or Managing Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. After any resignation of the Administrative Agent or a Managing Agent hereunder as Administrative Agent or Managing Agent, the provisions of this
Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or a Managing Agent, as the case may be, under this Agreement.

                                  ARTICLE XII.
                                  MISCELLANEOUS

                  Section 12.01    Amendments.

                  (a) No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No Managing Agent, in its capacity as a Series 2000-1 Noteholder, shall enter into or agree to any amendment or waiver to the Series 2000-1 Indenture or the Master Collateral Agency Agreement without the consent of all of the Managing Agents.

                  Section 12.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimiles, telex or cable communication) and mailed, telecopied, cabled or delivered, as to each party hereto, at its address set forth in
Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively. All notices to the Trustee or the Rating Agencies shall be made in accordance with Section
12.1 of the Base Indenture.

                  Section 12.03 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 12.04    Binding Effect; Assignability.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns (including any subsequent holders of the Series 2000-1 Notes) subject, in the case of the Administrative Agent and the Managing Agents, to Section 11.06; provided, however, that RCFC shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of the Managing Agents.

                  (b) With the consent of RCFC (which consent will not be unreasonably withheld, conditioned or delayed), each Committed Purchaser party to this Agreement may assign all or a portion of its rights and obligations under this Agreement to any financial or other institution reasonably acceptable to the related Managing Agent. The parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Managing Agents and RCFC). From and after the effective date of such Assignment and Acceptance, the assigning Committed Purchaser shall be relieved of its rights and obligations hereunder to the extent so assigned.

                  (c) With the consent of RCFC (which consent will not be unreasonably withheld, conditioned or delayed), each Conduit Purchaser party to this Agreement may assign all or a portion of its rights and obligations under this Agreement to any RIC. The parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Managing Agents and RCFC). From and after the effective date of such Assignment and Acceptance, the assigning Conduit Purchaser shall be relieved of its rights and obligations hereunder to the extent so assigned.

                  (d) Without the consent of RCFC, each Conduit Purchaser may assign all or a portion of its rights and obligations under this Agreement to its Program Support Providers.

                  (e) Any Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in all or a portion of its rights and obligations under this Agreement. Notwithstanding any such sale by a Purchaser of participating interests to a Participant, such Purchaser's rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and RCFC, the Administrative Agent and the other parties hereto shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement. RCFC also agrees that each Participant shall be entitled to the benefits of Article X hereof; provided, however, that all amounts payable by RCFC to any such Participant shall be limited to the amounts which would have been payable to the Purchaser selling such participating interest had such interest not been sold.

                  (f) RCFC acknowledges that each Conduit Purchaser may, without any consent, assign its rights under this Agreement to the collateral agent for such Conduit Purchaser and for the benefit of other secured parties under such Conduit Purchaser's Commercial Paper program.

                  (g) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Series 2000-1 Notes shall have been paid in full.

                  Section 12.05 Provision of Documents and Information. RCFC acknowledges and agrees that the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Administrative Agent are permitted to provide to the Program Support Providers, permitted assignees and participants, the placement agents for their respective Commercial Paper, the rating agencies with respect to such Commercial Paper and other liquidity and credit providers under their respective Commercial Paper programs, opinions, certificates, documents and other information relating to RCFC, DTAG and the Collateral delivered to the Conduit Purchasers, the Committed Purchasers, the Managing Agents or the Administrative Agent pursuant to this Agreement.

                  Section 12.06    GOVERNING  LAW.   THIS   AGREEMENT  SHALL  BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

                  Section 12.07    No Proceedings.

                  (a) Each party hereto agrees that so long as any Commercial Paper or other senior indebtedness of a Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Commercial Paper or other senior indebtedness of a Conduit Purchaser shall have been outstanding, it shall not file, or join in the filing of, or solicit or encourage any Person to file, a petition against such Conduit Purchaser under the Federal Bankruptcy Code, or commence or join in, or solicit or encourage any Person to commence or join in, the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against such Conduit Purchaser.

                  (b) Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Series 2000-1 Notes issued by RCFC pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, RCFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, all as more particularly set forth in Section 12.16 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 12.07(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from RCFC pursuant to this Agreement or the Series 2000-1 Indenture. In the event that any party hereto takes action in violation of this Section 12.07(b), RCFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against RCFC or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 12.07(b) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by any party hereto in assertion or defense of its claims in any such proceeding involving RCFC.

                  Section 12.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  Section 12.09 No Recourse. The obligations of any Purchaser under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the corporate or partnership obligations of such Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.

                  Section 12.10    Limited  Recourse.  The  obligations  of RCFC
under this Agreement and the other Series Documents are solely the corporate obligations of RCFC. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or the other Series Documents or any other agreement, instrument, document or certificate executed and delivered or issued by RCFC or by any partner of RCFC or any officer thereof in connection herewith or therewith, against any stockholder, employee, officer or director of RCFC. Each of the parties hereto agree that all fees, expenses and other costs payable hereunder by RCFC shall be payable only to the extent set forth in Section 12.17 of the Base Indenture and that all other amounts owed to them by RCFC shall be payable solely from amounts that become available for payment pursuant to the Series 2000-1 Indenture.

                  Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement, (i) RCFC shall have no liability for any obligation of DTAG or for any claim against DTAG, and (ii) DTAG shall have no liability for any obligation of RCFC or for any claim against RCFC.

                  Section 12.11 Survival. All representations, warranties, covenants, and indemnification contained in this Agreement, including, without limitation, Article X and Sections 12.07, 12.09 and 12.10, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Series 2000-1 Notes.

                  Section 12.12 Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state and local income and franchise tax purposes, the Series 2000-1 Notes will be treated as evidence of indebtedness issued by RCFC, (b) agrees to treat the Series 2000-1 Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

                  Section 12.13    Severability;   Series   2000-1   Note   Rate
Limitation.

                  (a) If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Series 2000-1 Notes.

                  (b) Notwithstanding anything in this Agreement, the other Series Documents or any Series 2000-1 Note to the contrary, if at any time the Series 2000-1 Note Rate, together with all fees, charges and other amounts which are treated as interest on the Series 2000-1 Notes, under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Series 2000-1 Noteholders in accordance with the terms of this Agreement, the other Series Documents or any Series 2000-1 Note, then the Series 2000-1 Note Rate, together with all Charges payable in respect of the Series 2000-1 Notes, shall be limited to the Maximum Rate and, to the extent lawful, the Series 2000-1 Note Rate and Charges that would have been payable in respect of the Series 2000-1 Notes, but were not payable as a result of the operation of this Section, shall be cumulated and the Series 2000-1 Note Rate and Charges payable to the Series 2000-1 Noteholders in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by the Series 2000-1 Noteholders.

                  Section 12.14    Headings.   The   headings   herein  are  for
purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  Section 12.15    Submission  to  Jurisdiction.   Each  of  the
parties hereto hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any other Series Document, any Series 2000-1 Note or the other documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 12.02; and

                  (d) agrees  that  nothing   herein  shall  affect the right to
effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  Section 12.16 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Series 2000-1 Indenture, the documents delivered pursuant to
Article IV and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

                  Section 12.17    Confidentiality.

                  (a) Each of the Purchaser Parties hereby agrees that it shall not disclose the terms and conditions of the Series Documents or any Confidential Information to any Person without the prior written consent of the Master Servicer, RCFC and the applicable Lessee. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit any Purchaser Party from (i) disclosing any and all information that is or becomes publicly known through no fault of a Purchaser Party, (ii) disclosure of any and all information (which makes reference to RCFC or this transaction) obtained by any Purchaser Party from sources (other than RCFC) that have not notified the
Purchaser Parties that such information is subject to a confidentiality obligation with RCFC, (iii) disclosing any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of a Purchaser Party's business or that of its Affiliates,
(C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which any Purchaser Party or an Affiliate or an officer, director or employee thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by RCFC, (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of any Purchaser Party having a need to know the same, provided that the Purchaser Party advises such recipient of the confidential nature of the information being disclosed or
(F) to any Rating Agency, or (iv) any other disclosure authorized by RCFC.

                  "Confidential Information" means information that RCFC, the Master Servicer or the applicable Lessee furnishes to any Purchaser Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by such Purchaser Party or other Person to which such Purchaser Party delivered such information or that is or becomes available to a Purchaser Party from a source other than RCFC, the Master Servicer or the applicable Lessee, provided that such source is not (1) known to such Purchaser Party to be bound by a confidentiality agreement with RCFC, the Master Servicer or the applicable Lessee, as the case may be, or (2) known to such Purchaser Party to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

                  (b) Neither RCFC nor DTAG shall, nor shall RCFC or DTAG permit its Affiliates to, disclose, (x) the terms and conditions of this Agreement to anyone not a party hereto or (y) any other non-public information with respect to the Purchaser Parties and their respective businesses obtained by RCFC, DTAG or their respective Affiliates in connection with the structuring, negotiating and execution of the transactions contemplated herein; provided, however, that RCFC, DTAG and their respective Affiliates may disclose such non-public information: (i) to the their respective officers, directors, employees, auditors and legal counsel; (ii) if requested, to any Rating Agency which rates any Series of Notes issued under the Base Indenture; (iii) as may be required by any law, rule or regulation, (iv) as may be required by any direction, request or order of any judicial, administrative or regulatory authority or proceedings; and (v) to such persons as may be approved in writing by the Administrative Agent.

                  Section 12.18 Additional Ownership Groups. Unless an Amortization Event or event which, with the giving of notice or the passage of time or both would constitute an Amortization Event shall have occurred and be continuing, RCFC may, upon at least three (3) Business Days' prior written notice to each Managing Agent and the Administrative Agent, cause an Additional Ownership Group and its related Managing Agent, Conduit Purchasers and Committed Purchasers to become parties to this Agreement by complying with the provisions of this Section 12.18. Each such notice shall set forth the name of the Managing Agent, the Conduit Purchasers and the Committed Purchasers which are members of such Additional Ownership Group, the Group Funding Limit with respect to such Additional Ownership Group, the related Committed Purchaser's Purchaser Percentage and the desired effective date of such Additional Ownership Group becoming a party to this Agreement. Each Additional Ownership Group shall, upon the execution of an Addendum by such Additional Ownership Group, the Administrative Agent and RCFC, become a party to this Agreement from and after the date of such execution with the same effect as if such Additional Ownership Group had been an original party hereunder. If, in connection with an Additional Ownership Group becoming a party to this Agreement, the Administrative Agent shall reasonably determine that the principal amount of the Demand Note should be increased, DTAG hereby agrees to deliver a new Demand Note to RCFC in an principal amount equal to the amount of such increase.

                               [SIGNATURES FOLLOW]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.

                                      RENTAL CAR FINANCE CORP., as Seller


                                      By:  _____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as
                                         Master Servicer


                                      By:  _____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                      FALCON ASSET SECURITIZATION CORPORATION,
                                         as a Conduit Purchaser



                                      By:  _____________________________________
                                           Name: Patrick J. Power
                                           Title: Authorized Signatory


                                      BANK ONE, NA, as a Committed Purchaser,
                                         as the Managing Agent for the Bank One
                                         Ownership  Group    and    as   the
                                         Administrative Agent



                                      By:  _____________________________________
                                           Name: Patrick J. Power
                                           Title: Authorized Signatory

                                      LIBERTY STREET FUNDING CORP., as a Conduit
                                         Purchaser



                                      By:  _____________________________________
                                           Name:
                                           Title:


                                      THE BANK OF NOVA SCOTIA, as a  Committed
                                         Purchaser and as the Managing Agent
                                         for the BNS Ownership Group



                                      By:  _____________________________________
                                           Name:
                                           Title:

                                                                      EXHIBIT A

                            FORM OF BORROWING REQUEST


Bank One, NA, as Managing Agent
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Attention:  Rental Car Finance Portfolio Manager

The Bank of Nova Scotia, as Managing Agent
1 Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  R. Dorothy Poli

Ladies and Gentlemen:

                  This Borrowing Request is delivered to you pursuant to Section
2.02 of that certain Note Purchase Agreement, dated as of December 15, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement"), among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), Dollar Thrifty Automotive Group, Inc., a Delaware
corporation, as Master Servicer ("DTAG", and in such capacity, the "Master Servicer"), the Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Managing Agents party thereto and Bank One, NA, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Note Purchase Agreement.

                  The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 200_. Each Ownership Group is hereby requested to make an Advance on such date in the amount set forth below opposite its name:

                  Bank One Ownership Group                  $___________________

                  BNS Ownership Group                       $___________________

                  [Additional Ownership Group]              $___________________


                  [The undersigned hereby certifies that (i) the Aggregate Asset Amount as of the date hereof is an amount equal to $______________ , and (ii) the Enhancement Amount as of the date hereof is an amount equal to $_______________.]

                  The undersigned hereby acknowledges that the delivery of this Borrowing Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date hereof and on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, (i) all conditions set forth in Article IV of the Note Purchase
Agreement have been satisfied, (ii) all the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by RCFC, DTAG, Dollar and Thrifty at or before the time of such Advance shall have been complied with and performed in all material respects, and (iii) each of the representations and warranties of RCFC, DTAG, Dollar and Thrifty made in the Series Documents shall be true and correct in all material respects as of the time of such Advance (except to the extent they expressly relate to an earlier or later time).

                  The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and the Purchasers. Except to the extent, if any, that prior to the time of the Advance requested hereby you and the Purchasers shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advances as if then made.

                  Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:

                          [insert payment instructions]

                  The undersigned has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 200_.

                                      RENTAL CAR FINANCE CORP.


                                      By:  _____________________________________
                                           Name:
                                           Title:

                                                                      EXHIBIT B


                            FORM OF REDUCTION REQUEST


Bank One, NA, as Managing Agent and Administrative Agent
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Attention:  Rental Car Finance Portfolio Manager

The Bank of Nova Scotia, as Managing Agent
1 Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  R. Dorothy Poli

Ladies and Gentlemen:

                  This request for the  reduction of the Series  2000-1  Maximum
Invested Amount is delivered to you pursuant to Section 2.04(a) of that certain Note Purchase Agreement, dated as of December 15, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement"), among Rental Car Finance Corp., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer, the Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Managing Agents party thereto and Bank One, NA, as Administrative Agent. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Note Purchase Agreement.

                  The undersigned hereby requests that the Series 2000-1 Maximum
Invested Amount be reduced in the aggregate amount of $___________ on ____________, 200_. The Group Funding Limit of each Ownership Group shall be decreased by the amount set forth below opposite its name:

                  Bank One Ownership Group                  $___________________

                  BNS Ownership Group                       $___________________

                  [Additional Ownership Group]              $___________________


                  The undersigned hereby represents and warrants that, after giving effect to the reduction requested hereby, the Series 2000-1 Maximum Invested Amount shall not be lower than the Series 2000-1 Invested Amount. The undersigned agrees that if prior to the time of the reduction requested hereby the foregoing will not be true and correct at such time as if then made, it will immediately so notify both you and the Purchasers. Except to the extent, if any, that prior to the time of the reduction requested hereby you and the Purchasers shall receive written notice to the contrary from the undersigned, the matter certified to herein shall be deemed once again to be certified as true and correct at the date of such reduction as if then made.

                  The undersigned has caused this request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 200_.

                                   RENTAL CAR FINANCE CORP.


                                   By:  ________________________________________
                                        Name:
                                        Title:

                                                                      EXHIBIT C

                              ADDENDUM TO AGREEMENT

                  Each of the undersigned

                  (i) confirms that it has received a copy of the Note Purchase Agreement, dated as of December 15, 2000 (as the same from time to time may be amended, supplemented, waived or modified and in effect, the "Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Agreement), among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum; (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) agrees to all of the provisions of the Agreement; (iv) agrees that the related Group Funding Limit is $_________________ and the related Committed Purchaser's Purchase Percentage is ___ percent (__%); (v) designates ___________ as the Managing Agent for itself, and such Managing Agent hereby accepts such appointment; and (iv) becomes a party to the Agreement and a Purchaser or Managing Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Agreement. The notice address for each member of the Additional Ownership Group is as follows:

                                [INSERT ADDRESS]

                  This Addendum shall be effective when a counterpart hereof, signed by the undersigned, RCFC and the Administrative Agent has been delivered to the parties hereto.

                  This Addendum shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 200_.

                                      [NAME OF ADDITIONAL MANAGING AGENT], as
                                         Managing Agent



                                      By:  _____________________________________
                                           Name:
                                           Title:

                                      [NAME OF ADDITIONAL CONDUIT PURCHASER],
                                         as Conduit Purchaser



                                      By:  _____________________________________
                                           Name:
                                           Title:

                                      [NAME OF ADDITIONAL COMMITTED PURCHASER],
                                         as Committed Purchaser



                                      By:  _____________________________________
                                           Name:
                                           Title:

Acknowledged and Agreed to as of the date first above written:

RENTAL CAR FINANCE CORP.



By:  ______________________________
     Name:
     Title:

BANK ONE, NA, as Administrative Agent



By:  ______________________________
     Name:
     Title:

                                   SCHEDULE I

                              ADDRESSES FOR NOTICE


In the case of RCFC:

Rental Car Finance Corp.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Master Servicer:

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Administrative Agent:

Bank One, NA
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Facsimile:  (312) 732-2445
Attention:  Rental Car Finance Portfolio Manager

In the case of the Conduit Purchasers:

Falcon Asset Securitization Corporation
c/o Bank One, NA
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Facsimile:  (312) 732-1844
Attention:  Falcon Funding Manager

Liberty Street Funding Corp.
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, NY  10036
Facsimile:  (212) 302-8767
Attention:  Andrew L. Stidd


                                  Schedule I-1

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 225-5290


In the case of the Committed Purchasers and the Managing Agents:

Bank One, NA
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Facsimile:  (312) 732-2445
Attention:  Rental Car Finance Portfolio Manager

The Bank of Nova Scotia
1 Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  R. Dorothy Poli
Facsimile:  (212) 225-5090

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 225-5290


                                  Schedule I-2

                                   SCHEDULE II


                              GROUP FUNDING LIMITS


         Ownership Group              Group Funding Limit
         Bank One Ownership Group     Seventy-five million dollars ($75,000,000)
         BNS Ownership Group          Seventy-five million dollars ($75,000,000)


                                 Schedule II-1

                                  SCHEDULE III

                              PURCHASER PERCENTAGES

         Committed Purchaser                         Purchaser Percentage
         -------------------                         ---------------------
         Bank One, NA                                Fifty percent (50%)
         The Bank of Nova Scotia                     Fifty percent (50%)


                                 Schedule III-1